CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Chell Group Corporation
Toronto, Ontario

      We hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated November 22, 2000, relating to the financial statements of Chell Group Corporation that are included in Form 10-K for the fiscal year ended August 31, 2000.


                                          LAZAR LEVINE & FELIX LLP

New York, NY
May 16, 2001